Securities and Exchange Commission on December  30, 1998


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                    FORM S-3
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                         Drovers Bancshares Corporation
              (Exact name of Registrant as specified in its charter)
                                  Pennsylvania
          (State or other jurisdiction of incorporation or organization)
                                   23-2209390
                       (I.R.S. Employer Identification No.)

                             30 South George Street
                            York, Pennsylvania 17401
                                  717-843-1586
(Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                             George L.F. Guyer, Jr.
                             Senior Vice President
                         Drovers Bancshares Corporation
                             30 South George Street
                             York, Pennsylvania 17401
                                  717-843-1586
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With Copies To:
Paul G. Mattaini
Barley, Snyder, Senft & Cohen, LLC
126 East King Street
Lancaster, PA 17602-2893


     Approximate date of commencement of proposed sale to the public:
February 18, 1992, or as soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the
following box.    X

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

     If this form is filed to register additional securities for an offering pursuant to rule 462(b) under the securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering.

If deliver of the prospectus is expected to be made pursuant to rule 434,please check the following box.

     CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered
Common Stock, $3.33 par value


Amount to be Registered
100,000 shares


Proposed Maximum Offering Price Per Share (1)
$25.00


Proposed Maximum Aggregate Offering Price (1)
$2,500,000


Amount of Registration Fee
$695



(1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c). Based upon the average of the high and low price, as reported by NASDAQ, as of December 17, 1998.























PROSPECTUS


                        DROVERS BANCSHARES CORPORATION

                   Dividend Reinvestment And Stock Purchase Plan

                       100,000 Shares of Common Stock
                               $3.33 Par Value


     Drovers Bancshares Corporation (the "Company") has registered 100,000 shares of common stock, par value $3.33 per share which may be issued under the Company's Dividend Reinvestment and Stock Purchase Plan. The plan provides holders of the Company's common stock with a simple and convenient way to purchase additional shares of common stock of the Company without payment of any brokerage commission. Currently, the Corporation's common stock is traded on NASDAQ under the symbol "DROV".


Participants in the Plan may:

1. Have cash dividends on all or a specified number of their shares automatically reinvested; and

2. Have the option of making additional cash payments from $10 to $2,000 per quarter.


     Participation in the plan is entirely voluntary so that shareholders may join the plan and terminate their participation at any time. The plan is administered for the Company by Registrar & Transfer Company.


     The Company is authorized to issue up to 100,000 shares of common stock under the plan,.to be adjusted to give effect to stock dividends and splits.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                  The date of this prospectus is November 25, 1998.













                           AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference facilities maintained by the Commission at Judicial Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as at the following Regional Offices of the Commission:
Seven World Trade Center, Suite 1300, New York, NY 10048; Curtis Center,
601 Walnut Street, Suite 1005E, Philadelphia, PA 19106; and Citicorp Center, 500 West Madison St., Suite 1400, Chicago, Illinois 60661. Copies of such materials may also be obtained from the Public Reference Section of the Commission at its Washington address, Judicial Plaza, 450 Fifth St. N.W., Washington, D.C. 20549, by mail at prescribed rates. In addition, the Commission maintains a Web site (http://www.sec.gov) that contains periodic reports, proxy and information statements and other information regarding companies that are subject to the reporting requirements of the '34 Act.

     This Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the common stock offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the common stock offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

     No person has been authorized to give any information or to make any representation not contained in this Prospectus, and if given or made, such information or representation should not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any of the securities to which this Prospectus relates in any jurisdiction to or from any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. Neither delivery of this Prospectus nor any sale of securities to which this Prospectus relates shall, under any circumstances, create any implication that there has been no change in the affairs or condition of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are hereby incorporated by reference in this Prospectus the following documents filed by the Company with the Commission:

(a) Annual Report on Form 10-K for the year ended December 31, 1997.

(b) Quarterly Reports on Form 10-Q for the quarters ended March
31, June 30, and September 30, 1998.

(c) The description of the Company's common stock which appears in its registration statement on Form 8-A under the Exchange Act filed with the Commission on March 1, 1983.

     All reports filed by the Company pursuant to Section 13(a), 13(c) 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge a copy of any or all of the documents mentioned above (other than exhibits to such documents) to each person receiving this Prospectus who requests them. Requests for such copies should be addressed to John Blecher, Drovers Bancshares Corporation, 30 South George Street, York, Pennsylvania 17401, (717) 843-1586.






































                                PROSPECTUS SUMMARY

The Company

     Drovers Bancshares Corporation was organized as a Pennsylvania business corporation in 1982 for the purpose of becoming the parent holding company of The Drovers & Mechanics Bank (the "Bank"). As a bank holding company, the Company is registered with and supervised by the Board of Governors of the Federal Reserve System. The Bank, a state-chartered institution, is a full service commercial bank and provides a wide range of services to individuals and small to medium-sized businesses in its York County, Pennsylvania market area.

     The principal executive offices of the Company are located at 30 South George Street, York, Pennsylvania 17401. The telephone number of the Company is (717) 843-1586.

The Offering; The Plan; Use of Proceeds

     The Company has registered 100,000 shares of common stock with the Securities Exchange Commission. The total number of shares reserved will be adjusted to give effect to stock dividends, stock splits and similar events. The purpose of the offering is to provide holders of record of the Company's common stock with a simple and convenient method of investing cash dividends and voluntary cash contributions in additional shares of common stock through the Company's Dividend Reinvestment and Stock Purchase Plan.

     This Prospectus gives detailed information concerning the plan and should be reviewed carefully.

     The Plan may acquire shares for issuance through open market purchases, or through negotiated transactions. Open market purchases will be made by an independent purchasing agent retained to act as agent for plan participants, and the purchase price will exclude all fees, brokerage commissions and other expenses. The Company will receive none of the proceeds from shares acquired by the plan for issuance unless such acquisitions involve the purchase of shares from the Company. To the extent that any shares are purchased from the Company, such shares will consist of authorized but unissued shares.
The proceeds of such sales will be added to the general funds of the Company and will be available for its general corporate purposes, including working capital requirements and contributions to the Company's banking subsidiary to support its anticipated growth and expansion.

Description of the Dividend Reinvestment and Stock Purchase Plan

     The following section, entitled "EXPLANATION OF DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN" is set up in an easy to understand question and answer format and is considered part of this Prospectus. In the event of a conflict between the attached explanation and the plan document, the latter will control. A copy of the plan document may be obtained from John Blecher, Drovers Bancshares Corporation at 30 South George Street, York,
Pennsylvania 17401, (717) 843-1586.

     The plan became effective in March, 1992, and will continue until terminated or revised in accordance with its terms. In August, 1998, the plan was amended to (i) eliminate the 25 share minimum; and (ii) modify the method for determining the fair market value of a share as a result of the recent listing of the Company's shares of common stock on NASDAQ. This registration statement was filed to register additional shares for issuance by the plan.


         EXPLANATION OF DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

Purpose

1.  What is the purpose of the plan?

     The plan provides holders of the Company's common shares a simple and convenient method of investing cash dividends and voluntary cash payments in additional common shares of the Company without payment of brokerage commissions.

Advantages to Participants

2.  What are the advantages of the plan to participants?

     Participants in the plan may purchase common shares of the Company quarterly with reinvested cash dividends on all or a portion (but not less than one) of the common shares registered in their names. Participants also may purchase common shares under the plan with voluntary cash payments from $10 to $2,000 per quarter.

	All brokerage fees and commissions incurred in connection with purchases of common shares under the plan will be paid by the Company. Full investment of funds is possible under the plan because the plan permits fractions of shares, as well as full shares, to be credited to a participant's account. In addition, dividends in respect of such full and fractional shares will be credited to a participant's account and automatically reinvested in additional common shares.

	All shares purchased under the plan will be held in safekeeping free of charge by the administrator of the plan unless a certificate for such shares is requested in writing by the participant. The plan administrator provides participants with quarterly statements of account.

Administration

3. 	Who administers the plan?

	Subject to the Company's right to terminate and appoint in its place another bank or corporation to serve as "Plan Administrator", Registrar & Transfer Company presently serves in such capacity. The plan administrator administers the plan, keeps records, sends statements of account to participants and performs other duties relating to the plan. All correspondence relating to the plan should be directed to:

		Registrar & Transfer Company
		10 Commerce Drive
		Cranford, NJ  07016

Participation

4.	Who is eligible to participate?

	All holders of record of at least one common share of the Company are eligible to participate and may join the plan by signing the Authorization Form, additional copies of which may be obtained at any time by contacting the Company, and returning the form to the Company. The Company reserves the right, however, to refuse an applicant's request to enroll, or to terminate a participant's participation in the plan, for any reason whatsoever, including for the reason that a shareholder resides in a state which has laws that would need to be complied with as a result of the applicant or participant's participation in the plan and such laws are deemed by the Company to be too burdensome or costly with which to comply.

5.	When may a shareholder join the plan?

	Subject to the conditions set forth in question and answer 4., above, a shareholder may join the plan at any time. Dividends on all participating shares will be reinvested on the next reinvestment date (see Question 13) after the Company receives the Authorization Form, provided the form is received on or before the dividend record date. Otherwise, purchases of common shares under the plan will begin on the next subsequent reinvestment date. Dividend payment dates are expected to be the last business day of March, June, September and December and dividend record dates generally precede dividend payment dates by 3-4 weeks.

6.	What does the Authorization Form provide?

	By signing and returning the Authorization Form to the Company, a participant directs the plan administrator to reinvest dividends on all or a portion (but not less than one) of the common shares held of record by the participant and to invest voluntary cash payments in additional common shares of the Company. Cash dividends on shares credited to a participant's account under the plan are automatically reinvested to purchase additional common shares.

Records

7.	What reports will be sent to participants?

	Each participant will receive a quarterly statement of his or her account describing cash dividends and voluntary cash payments received, the number of shares purchased, the average price per share and total shares accumulated under the plan. In addition, each participant will receive copies of the Company's annual and periodic reports to shareholders, proxies and proxy statements and other correspondence sent to shareholders generally.
Each participant will also receive any supplements to or updates of the current prospectus for the plan.

Voluntary Cash Payments

8.	What is the voluntary cash payment option?

	A participant in the plan has the option to invest from $10 to $2,000 per quarter under the plan to purchase additional common shares of the Company. The same amount need not be invested each time and there is no obligation to make any cash payments.

9. 	How are the cash payments made?

	A voluntary cash payment is made by forwarding a check or money order payable to the plan administrator, currently Registrar & Transfer Company, subsequent to submitting a completed Authorization Form when enrolling, or thereafter, with the payment form which will be attached to each statement of account. All voluntary cash payments, whether submitted with initial enrollment or subsequent to initial enrollment, should be forwarded so that they are received within the 10-day period immediately preceding any dividend payment date (see Question 5 for anticipated dates). The cash will be invested in full and fractional common shares as soon as practicable on or after the dividend payment date, but in no event more than 30 days after such date. Voluntary cash payments received more than 10 days prior to the next dividend payment date, and any funds which are not invested prior to the expiration of the 30-day period following the dividend payment date, will be returned.

10. Will interest be paid on cash payments received prior to the investment date?

	No. For that reason, the Company urges participants to send their payments so as to reach the plan administrator prior to, but as close as possible to, a dividend payment date. Of course, sufficient time should be allowed for the payment to reach the plan administrator.

11. May a participant elect to make only voluntary cash payments under the plan?

	No. Participation in the plan is limited to shareholders who participate in the dividend reinvestment portion of the plan.

Cost

12. Are there any expenses to participants in connection with purchases under the plan?

	All brokerage fees and commissions incurred in connection with purchases of common shares and all other costs of administration of the plan will be paid by the Company. However, a $3.00 service charge will be deducted from a participant's account at the time of his or her termination from the plan or at the time any stock certificate is requested by a participant.

Purchases

13.	How will purchases be made?

	On each dividend payment date the Company will pay to the plan administrator the total amount of dividends payable on common shares which a participant has specified are to be included in the plan, plus the dividends payable on the common shares which have been credited to the participant's account under the plan. The plan administrator will use that amount, in addition to the participant's voluntary cash payments, if any, to purchase common shares of the Company in the open market or in negotiated transactions at such prices and other terms, and from or through such brokers or dealers, as the plan administrator may determine from time to time. The company reserves the right to direct the plan administrator to make all or part of its purchases under the plan for that particular quarter from the Company's authorized but unissued common shares. Purchases of shares will be made as soon as practicable on or after each dividend payment date, but in no event more than 30 days after each such date. Full and fractional shares will be allocated to each participant's account after the date on which the plan administrator has purchased sufficient shares to cover the quarterly purchases for all participants under the plan.

14.	How will the price of shares be determined?

	The purchase price of common shares purchased in the open market or in negotiated transactions will be the price paid by the plan administrator for such shares (not including brokerage fees or commissions). The Company will bear the cost of all brokerage fees and commissions on purchases under the plan. The price of common shares purchased from the Company will be the fair market value of the common shares on the date the administrator purchases the shares. The fair market value will be (i) the closing price, or (ii) in the absence of trading on such date, the mean between the highest bid and lowest asked quotations, each as reported on NASDAQ for such date (or for the previous business day if such date is not a business day). The purchase price per share allocated to each participant will be the participant's pro rata share of the actual price of all common shares purchased under the plan each quarter.

15.	How many common shares will be purchased for participants?

	Each participant's account will be credited with that number of full and fractional common shares derived by dividing the amounts to be invested for such participant by the total amount invested for all participants for that particular dividend payment date and multiplying the resulting quotient by the total number of shares purchased.


Dividend on Fractional Shares

16.	Will participants be credited with dividends on fractional shares?

	Yes. Dividends on fractional shares will be credited to a participant's account and shown on the quarterly statement.

Issuance of Share Certificates

17.	Will certificates be issued for common shares purchased?

	Common shares purchased under the plan will be registered in the name of the plan administrator or its nominee, as agent for participants in the plan, and certificates for such shares will not be issued to participants unless requested in writing. This procedure protects against loss, theft or destruction of stock certificates.

	Certificates for any number of full shares credited to an account under the plan will be issued after receipt of a written request to the plan administrator (see Question 3) signed by the participant (or participants if a joint registration) and accompanied by a $3.00 service charge. Any remaining full and fractional shares will continue to be held in the participant's account. Certificates for fractional shares will not be issued under any circumstances.

Withdrawal from the plan

18.  	How does a participant withdraw from the plan?

	Participation in the plan may be terminated at any time, by either the participant or by the Company. Participants who wish to terminate may do so by writing to the plan administrator at the address provided in Question 3. After the plan administrator's receipt of such notice, or after the termination of the plan by the Company, a certificate for full shares will be issued to the participant and the Company will return any uninvested cash payments. A participant's notice of termination received by the plan administrator less than 10 days in advance of the next dividend record date will not be effective until after the cash dividend for such period is paid. Fractional shares held in a participant's account will be paid in cash based on the fair market value of the Corporation's stock which shall be (i) the closing price, or (ii) in the absence of trading on the relevant date, the mean between the lowest bid and highest asked quotations for the Corporation's shares as reported on NASDAQ for the day of termination (or for the previous business day if the date is not a business day). A $3.00 service charge will be deducted from a participant's account upon receipt of a participant's notice of termination.

19. Can a participant re-enter the plan after terminating his or her participation?

	Yes. A shareholder may rejoin at any time upon submitting a new Authorization Form.

Other Information

20.	May the plan be changed or discontinued?

	The Company reserves the right to amend the plan from time to time, at its sole discretion, and to terminate the plan at any time upon written notice of any such amendment or termination mailed to each participant at the address which appears on the plan administrator's records.

21.	What are the federal income tax consequences of participation in the plan?

	For federal income tax purposes, a participant in the plan will be treated as having received a dividend equal to the purchase price of the full and fractional common shares purchased with reinvested dividends and the brokerage commissions and service charges attributable to such shares which are paid by the Company. Each quarterly statement of account will indicate the purchase price of the common shares purchased with reinvested dividends. The portion of commissions and charges paid by the Company allocated to the participant's shares will be listed on the annual tax statement.

22. 	When and how are gains and losses determined?

	A participant will realize gain or loss whenever full shares purchased under the plan are sold or exchanged or whenever the participant receives a cash payment for a fractional share credited to his or her account. The amount of gain or loss will be the difference between the amount received by the participant for his or her full or fractional shares and his or her tax basis therefor. The tax basis of a share will be its purchase price under the plan plus the portion of commissions paid by the Company attributable to such shares.

23.	When does the holding period begin?

	The holding period for common shares acquired pursuant to the plan, whether by reinvested dividends or voluntary cash payments, will begin on the day the common shares are purchased, which will be no later than the date on which shares are allocated to a participant's account under the plan.

	All participants in the plan are urged to consult their own tax Advisers to determine the particular tax consequences which may result from their participation in the plan and the subsequent disposal of common shares acquired under the plan.

24. How is a rights offering, stock dividend or stock split handled under the plan?

	If the Company sells additional common shares through a rights offering, the rights will be forwarded to the participants for their disposition. Likewise, any stock dividend or shares resulting from a stock split in respect or a participant's common shares held under the plan will be credited to the participant's account.

25.	How will a participant's shares held under the plan be voted?

	The plan administrator will forward proxies to participants and will vote a participant's full shares and fractional interests held under the plan in accordance with instructions received from the participant. If a participant does not return a proxy, his or her shares will not be voted.

26.	What is the responsibility of the Company and the plan administrator under the plan?

	Neither the Company nor the plan administrator shall be liable under the plan for any act performed by it in good faith or for any good faith omission to act, including, without limitation, any claims of liability (i) arising out of the termination of or failure to terminate a participant's account; (ii) with respect to the purchase of common shares, the prices at which common shares are purchased for the participant's account, the times such purchases are made, the decision whether to purchase common shares from the Company, fluctuations in the market value of common shares; and (iii) concerning any matters relating to the operation or management of the plan.















                                     EXPERTS

	The financial statements incorporated by reference in this prospectus to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, have been so incorporated in reliance on the report of Stambaugh Ness, P.C., independent certified public accountants, given upon their authority as experts in auditing and accounting.


                                    LEGALITY

	The legality of common stock covered hereby has been passed upon for the Company by Barley, Snyder, Senft & Cohen, LLC, of York, Lancaster, Harrisburg and Chambersburg, Pennsylvania, Special Counsel to the Company.











































                        DROVERS BANCSHARES CORPORATION
                   Dividend Reinvestment and Stock Purchase Plan
                             AUTHORIZATION FORM

	This will confirm that I (we) have received the Prospectus describing the Drovers Bancshares Corporation Dividend Reinvestment and Stock Purchase Plan (the "Plan") and agree to the terms and conditions of the Plan as set forth in the Prospectus.

	I (We) hereby appoint the plan administrator, Registrar & Transfer Company, or such other bank or corporation as may succeed it pursuant to the Plan (or any modification thereof), as my (our) agent (the "Agent"), to act as such upon and subject to the terms and conditions of the Plan as set forth in the Prospectus.

	I (We) hereby authorize Drovers Bancshares Corporation (the "Company") to pay to the Agent for my (our) account under the Plan (check one):

_______	(1)	Full Dividend Reinvestment all cash dividends payable in
respect of all Common Stock of the Company registered in my (our) name(s).

_______	(2)	Partial Dividend Reinvestment all cash dividends payable in
respect of ________ shares of the Common Stock (one share minimum) registered in my (our) name(s).

	I (We) hereby authorize the Agent, as provided in the Plan, to apply all such cash dividends and cash dividends on shares of Common Stock held by the Agent for me (us) under the Plan, as well as any additional cash payments made by me (us) as provided in the Plan, to the purchase of additional shares of Common Stock for my (our) account under the Plan. I (We) may terminate this authorization and appointment at any time by so notifying the Agent in writing of my (our) withdrawal from the Plan.

						__________________
						Shareholder Name (please print)

Date:_________________________	__________________
						Shareholder Signature

						If Joint Account:

						__________________
						Shareholder Name (please print)

Date:______________________________	__________________
						Shareholder Signature

Please sign exactly as name appears on stock certificate. Mail to: Drovers Bancshares Corporation, Dividend Reinvestment and Stock Purchase Plan, 30 South George Street, York, Pennsylvania 17401.







PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.	Other expenses of issuance and distribution

		Registration fees 		$  695
		Legal Fees and Expenses 	 4,500
		Printing Fees and Postage 	 1,750
		Miscellaneous 		         100
					 		$7,045

Item 15.	Indemnification of Directors and Officers

	The Registrant's by-laws provide for indemnification of directors and officers to the fullest extent permitted under the laws of the Commonwealth of Pennsylvania. The by-law provision concerning indemnification is a contractual right which exists in tandem with any rights to which an indemnitee may otherwise be entitled and is also available for prior acts of the indemnitee.

	Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), (15 Pa. C.S. 1741-1750) provides that a business corporation shall have the power under certain circumstances to indemnify directors, officers, employees and agents against certain expenses incurred by them in connection with any threatened, pending or completed action, suit or proceeding.

	Section 1721 of the BCL (relating to the Board of Directors) declares that unless otherwise provided by statute or in a by-law adopted by the shareholders, all powers enumerated in section 1502 (relating to general powers) and elsewhere in the BCL or otherwise vested by law in a business corporation shall be exercised by or under the authority of, and the business and affairs of every business corporation shall be managed under the direction of, a board of directors. If any such provision is made in the by-laws, the powers and duties conferred or imposed upon the board of directors under the BCL shall be exercised or performed to such extent and by such person or persons as shall be provided in the by-laws.

	Section 1712 of the BCL provides that a director shall stand in a fiduciary relation to the corporation and shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

(1) one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

(2) counsel, public accountants or other persons as to matters which the director reasonable believes to be within the professional or expert competence of such person; or

(3) a committee of the board upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

A director shall not be considered to be acting in good faith, if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

	Section 1716 also states that in discharging the duties of their respective positions, the board of directors, committees of the board and individual directors may, in considering the best interests of the corporation, consider the effects of any action upon employees, upon suppliers and customers of the corporation and upon communities in which offices or other establishments of the corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of Section 1712. In addition, absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the corporation.

	Moreover, Section 1713 addresses the personal liability of directors and states that if a by-law adopted by the shareholders so provides, a director shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless:

(1) the director has breached or failed to perform the duties of his office under this section; and

(2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

The provisions discussed above shall not apply to:

(1) the responsibility or liability of a director pursuant to any criminal statute; or

(2) the liability of a director for the payment of taxes pursuant to local, state or federal law.

	Finally, Section 1714 states that a director of a corporation who is present at a meeting of its board of directors, or of a committee of the board, at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the secretary of the corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this Section 1721 shall bar a director from asserting that minutes of the meeting incorrectly omitted his dissent if, promptly upon receipt of a copy of such minutes, he notified the secretary, in writing, of the asserted omission or inaccuracy.

	Section 1741 of the BCL (relating to third party actions) provides that unless otherwise restricted in its by-laws, a business corporation shall have the power to indemnify any person who was or is a part, or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action or proceeding if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal proceeding, had reasonable cause to believe that his conduct was not unlawful.

	Section 1742 of the BCL (relating to derivative actions) provides that unless otherwise restricted in its by-laws, a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), actually and reasonably incurred by such person in connection with the defense or settlement of the action if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. Indemnification shall not be made under this section in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which such action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of common pleas or such other court shall deem proper.

	Section 1743 of the BCL (relating to mandatory indemnification) provides for mandatory indemnification of directors and officers such that to the extent that a representative of the business corporation has been successful on merits or otherwise in defense of any action or proceeding referred to in Sections 1741 (relating to third party actions) or 1742 (relating to derivative actions), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

	Section 1744 of the BCL (relating to procedure for effecting indemnification) provides the procedure for effecting indemnification. Under this section unless ordered by a court, any indemnification under Section 1741 (relating to third party actions) or 1742 (relating to derivative actions) shall be made by the business corporation only as authorized in the specific case upon a determination that indemnification of the representative is proper in the circumstances because such person has met the applicable standard of conduct set forth in those sections. The determination shall be made:

(1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

(2) if such quorum is not obtainable, or, if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

	(3) 	by the shareholders.

	Section 1745 of the BCL (relating to advancing expenses) provides that expenses (including attorneys' fees) incurred in defending any action or proceeding referred to above may be paid by the business corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the representative to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation as authorized by the BCL or otherwise.

	Section 1746 of the BCL (relating to supplementary coverage) provides that the indemnification and advancement of expenses provided by or granted pursuant to the other sections of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any other by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

	Section 1746 of the BCL also provides that indemnification referred to above shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

	Section 1746 further declares that indemnification under any by-law, agreement, vote of shareholders or directors or otherwise, may be granted for any action taken or any failure to take any action and may be made whether or not the corporation would have the power to indemnify the person under any other provision of law except as provided in this section and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation. Such indemnification is declared to be consistent with the public policy of the Commonwealth of Pennsylvania.

	Section 1747 of the BCL (relating to the power to purchase insurance) provides that unless otherwise restricted in its by-laws, a business corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against that liability under the provisions of the BCL. Such insurance is declared to be consistent with the public policy of the Commonwealth of Pennsylvania.

	Section 1750 of the BCL (relating to duration and extent of coverage) declares that the indemnification and advancement of expenses provided by, or granted pursuant to, the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representative of that person.

Item 16.  Exhibits

Exhibit 3(i)	Articles of Incorporation of the Company*

Exhibit 3(ii)	By-laws of the Company*

Exhibit 4		Drovers Bancshares Corporation Dividend Reinvestment and
Stock Purchase Plan

Exhibit 5		Opinion of Barley, Snyder, Senft & Cohen, LLC

Exhibit 13.1	Annual Report on Form 10-K for the fiscal year ended
December 31, 1997**

Exhibit 13.2	Quarterly Report on Form 10-Q of the Company for the
Quarter ended March 31, 1998**

Exhibit 13.3	Quarterly Report on Form 10-Q of the Company for the
Quarter ended June 30, 1998**

Exhibit 13.4	Quarterly Report on Form 10-Q of the Company for the
Quarter ended September 30, 1998 **

Exhibit 23.1	Consent of Stambaugh Ness, P.C.

Exhibit 23.2	Consent of Barley, Snyder, Senft & Cohen, LLC (included
as part of Exhibit 5)

Exhibit 24 		Power of Attorney (see page 20)

*	Incorporated by reference to the Corporation's Form 10-K for fiscal year 1997, filed March 31, 1998.

** 	Incorporated herein by reference.

Item 17. 	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment to those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of
1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective
Amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purposes of determining any liability under the Section Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
















EXHIBIT 24

                                  POWER OF ATTORNEY

	Each of Drovers Bancshares Corporation (the "Company") and the undersigned officers and directors thereof whose signatures appear below hereby makes, constitutes and appoints A. Richard Pugh, George L.F. Guyer,
Jr. and John D. Blecher and each of them acting individually, its and his true and lawful attorneys with power to act without any other and with full power of substitution, to execute, deliver and file in its or his name and on its or his behalf, and in each of the undersigned officers' and directors' capacity or capacities shown below, this Registration Statement and any and all documents in support of this Registration Statement or supplement thereto, and any and all amendments, including any and all post-effective amendments to the foregoing; and each of the Company and said officers and directors hereby grants to said attorney or attorneys, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this Power of Attorney to the same extent and with the same effect as the Company might or could do, and as each of said officers and directors might or could do personally in his capacity or capacities as aforesaid, and each of the Company and said officers and directors hereby confirms and approves all acts and things which said attorneys or attorney might do or cause to be done by virtue of this Power of Attorney and its or his signature as the same may be signed by said attorneys or attorney, or any one or more of them to this Registration Statement and any and all amendments thereto, including any and all post-effective amendments to the foregoing.


	IN WITNESS WHEREOF, the Company has caused this Power of Attorney to be signed on its behalf, and each of the undersigned officers and directors thereof in the capacity or capacities noted has hereunto set his hand, on the dates indicated below.


						DROVERS BANCSHARES CORPORATION


Dated:09/23/98				By: /s/ A. Richard Pugh
						A. Richard Pugh, President and
						Chief Executive Officer

/s/  L. Doyle Ankrum			/s/ Robert L. Myers, Jr.
L. Doyle Ankrum, Director		Robert L. Myers, Jr., Director

/s/ J. Samuel Gregory			/s/ Harlowe R. Prindle
J. Samuel Gregory, Director		Harlowe R. Prindle, Director

/s/ Daniel E. Hess			/s/ A. Richard Pugh
Daniel E. Hess, Director		A. Richard Pugh, Chairman,
Pres. & CEO, Principal
						Executive Officer, Director

/s/ George W. Hodges			/s/ Basil A. Shorb, III
George W. Hodges, Director		Basil A. Shorb, III, Director


/s/ Herbert D. Lavetan			/s/ D. John Sparler
Herbert D. Lavetan, Director		D. John Sparler, Director

/s/ Richard M. Linder			/s/ Gary A. Stewart
Richard M. Linder, Director		Gary A. Stewart, Director

/s/ David C. McIntosh			/s/ Robert H. Stewart, Jr.
David C. McIntosh, Director		Robert H. Stewart, Jr., Director

/s/ Frank Motter				/s/ Delaine A. Toerper
Frank Motter, Director			Delaine A. Toerper, Director

						/s/ James S. Wisotzkey
						James S. Wisotzkey, Director

/s/ Debra A. Goodling			/s/ John D. Blecher
Debra A. Goodling,			John D. Blecher,
Executive Vice President 		Vice President and
And Treasurer, Chief Financial	Assistant Treasurer, Principal
Officer					Accounting Officer





































                                    SIGNATURES


	Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, State of Pennsylvania, on September 23, 1998.


DROVERS BANCSHARES CORPORATION


By:    /s/ A. Richard Pugh
A. Richard Pugh, President and
Chief Executive Officer

	Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


DROVERS BANCSHARES CORPORATION


Dated: 9/23/98			By:	 /s/ A. Richard Pugh
A. Richard Pugh, President and
Chief Executive Officer

/s/  L. Doyle Ankrum				/s/ Robert L. Myers, Jr.
L. Doyle Ankrum					Robert L. Myers, Jr., Director

/s/ J. Samuel Gregory				/s/	Harlowe R. Prindle
J. Samuel Gregory, Director			Harlowe R. Prindle, Director

/s/ Daniel E. Hess				/s/ A. Richard Pugh
Daniel E. Hess, Director			A. Richard Pugh, Chairman, President
and CEO, Principal Executive
Officer, Director

/s/ George W. Hodges				/s/ Basil A. Shorb, III
George W. Hodges, Director			Basil A. Shorb, III, Director

/s/ Herbert D. Lavetan				/s/ D. John Sparler
Herbert D. Lavetan, Director			D. John Sparler, Director

/s/ Richard M. Linder				/s/ Gary A. Stewart
Richard M. Linder, Director			Gary A. Stewart, Director

/s/ David C. McIntosh				/s/ Robert H. Stewart, Jr.
David C. McIntosh, Director			Robert H. Stewart, Jr., Director

/s/ Frank Motter					/s/ Delaine A. Toerper
Frank Motter, Director				Delaine A. Toerper, Director

							/s/ James S. Wisotzkey
							James S. Wisotzkey, Director

/s/ Debra A. Goodling				/s/ John D. Blecher
Debra A. Goodling					John D. Blecher,
Executive Vice President			Vice President and
and Treasurer, Chief Financial		Assistant Treasurer, Principal
Officer 						Accounting Officer


















































EXHIBIT INDEX

Exhibit


Exhibit 3(i)	Articles of Incorporation of the Company*

Exhibit 3(ii)	By-laws of the Company*

Exhibit 4		Drovers Bancshares Corporation Dividend Reinvestment
			and Stock Purchase Plan

Exhibit 5		Opinion of Barley, Snyder, Senft & Cohen, LLC

Exhibit 13.1	Annual Report on Form 10-K for the fiscal year ended
			December 31, 1997**

Exhibit 13.2	Quarterly Report on Form 10-Q of the Company for the
			quarter ended March 31, 1998**

Exhibit 13.3	Quarterly Report on Form 10-Q of the Company for the
			quarter ended June 30, 1998**

Exhibit 13.4	Quarterly Report on Form 10-Q of the Company for the
			quarter ended September 30, 1998**

Exhibit 23.1	Consent of Stambaugh Ness, P.C.

Exhibit 23.2	Consent of Barley, Snyder, Senft & Cohen, LLC (included as
part of Exhibit 5)

Exhibit 24 		Power of Attorney (see page 20)

*	Incorporated by reference to the Corporation's Form 10-K for fiscal year
1997, filed on March 31, 1998.

**	Incorporated herein by reference.




















EXHIBIT 4

                         DROVERS BANCSHARES CORPORATION

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN


1. The purpose of the Drovers Bancshares Corporation (the "Company") Dividend Reinvestment and Stock Purchase Plan (the "Plan") is to provide holders of the Company's Common Shares (the "Shares") a convenient method of investing cash dividends and voluntary cash payments in additional Shares without payment of any brokerage commission.

2. Registrar & Transfer Company ("Administrator") is hereby appointed as Plan administrator and, by executing this Plan below, the Administrator hereby accepts its appointment as administrator and agrees to the terms and conditions of the Plan set forth herein. The Company may terminate the Administrator's appointment at any time and appoint in its place another bank or corporation to serve as Plan administrator.

3. Holders of record of Shares desiring to participate in the Plan must submit a properly signed Authorization Form to the Administrator in the form attached hereto. An applicant's participation in the Plan will begin on the first dividend record date after the Administrator's receipt of his or her Authorization Form, provided that the Company may refuse to offer the Plan, and may terminate current participation in the Plan, for any reason that it may from time to time deem appropriate.Applicants that may be excluded or terminated include, but are not limited to shareholders residing in any state that requires (i) the registration or qualification of the Shares to be issued pursuant to the Plan, or (ii) compliance with any other laws as a result of the offering of and participation in the Plan which laws are deemed too costly or burdensome with which to comply.

4. A holder of record of one or more Shares may elect to have the dividends on all or a portion of his or her Shares invested under the Plan by indicating on the Authorization Form that the cash dividends on all or a specified number (not less than one) of the Shares registered in his or her name shall be reinvested under the Plan. The dividends on all of a participant's Shares held by the Administrator under the Plan shall be re-invested under the Plan.

5. Plan participants may make additional voluntary cash payments to the Administrator in any amount from $10 to $2,000 per quarter for investment under the Plan. Cash payments must be received by the Administrator within the 10-day period immediately preceding the dividend payment date in order to be invested. Voluntary cash payments received more than 10 days prior to a dividend payment date shall be returned to the participant. No interest will be paid on cash payments regardless of when they are received.

6. The Company will pay dividends directly to the Administrator on the number of Shares held of record by the participant as has been specified by the participant in the Authorization Form and on Shares held by the Administrator under the Plan. Except as provided in paragraph 7 hereof, the Administrator shall apply all dividends and voluntary cash payments received by it hereunder to the purchase of Shares in the open market or in negotiated transactions at such price and other terms, and from or through such brokers or dealers, as the Administrator may determine from time to time. Purchases of Shares shall be made as soon as practicable on or after each dividend payment date, but in no event more than 30 days after each such date. Any funds allocable to a participant's account which remain uninvested after the expiration of such 30-day period shall be promptly returned to the participant.

7. The Company reserves the right to direct the Administrator on any dividend payment date to make all or part of its purchases under the Plan for that particular quarter from the Company's authorized but unissued Shares. The Administrator may also purchase authorized but unissued Shares from the Company from time to time prior to the expiration of the 30-day period after the dividend payment date. The price of Shares purchased from the Company with reinvested dividends and voluntary cash payments will be (i) the closing price,or (ii) in the absence of trading on such date, the mean between the lowest bid and highest asked price for the Company's Stock, each as reported by NASDAQ on the date of any such purchase (or for the previous business day if the date is not a business day). No Shares shall be sold by the Company under the Plan at less than par value.

8. Full and fractional Shares shall be allocated to each participant's account after the date on which the Administrator has purchased sufficient Shares to cover the quarterly purchases for all participants under the Plan. The purchase price per share for each participant shall be the pro rata share of the actual price (not including brokerage fees or commissions) of all Shares purchased. The Company shall bear the cost of all brokerage fees and commissions incurred in purchasing Shares under the Plan.


9. All shares purchased by the Administrator under the Plan shall be held in its name or in the name of its nominee.

10. As soon as practicable after the quarterly purchase or purchases of Shares are completed, the Administrator shall send each participant a statement confirming the purchases for the participant's account and containing other information, including total Shares held by the Administrator in the account as of the preceding dividend record date, dividends received, voluntary cash payments (if any), amount invested, additional Shares purchased and the average price per Share. No certificate will be issued to a participant for the Shares purchased unless he or she so requests in writing or until his or her account is terminated. Such requests must be submitted to the Administrator in writing after the Shares have been purchased. No certificates for fractional Shares shall be issued.

11. The Administrator may deduct a $3.00 service fee from a participant's account at the time the account is terminated and at the time of each issuance of stock certificates requested by the participant.

12. The Administrator shall forward proxies to participants for Shares held under the Plan and shall vote any Shares that it holds for a participant's account in accordance with the participant's written instructions. If a participant does not return a proxy, such Shares will not be voted.

13. A participant may terminate his or her account at any time by giving written notice to the Administrator. The Administrator shall promptly forward any such notice to the Company. Dividends corresponding to a record date occurring more than ten (10) days after the Administrator receives such notice shall be sent directly to the participant. The Company may terminate a participant's account at any time by mailing or otherwise delivering written notice to the participant and the Administrator. Within two weeks after termination of an account, the Administrator shall send the participant certificates issued by the Company for the full Shares and any uninvested cash payments in his or her account. In every case of termination, the participant's interest in a fractional Share shall be converted to cash at (i) the closing price, or (ii) in the absence of trading on such date, the mean between the lowest bid and highest asked price for the Corporation's common stock, each as reported on NASDAQ for the day of termination (or for the previous business day if the date in not a business day). If a participant disposes of all Shares registered in his or her name on the books of the Company, the Administrator may in its discretion continue to reinvest the dividends on Shares held in the participant's account or terminate such participant's account. All notices to the Company shall be addressed to:

            Drovers Bancshares Corporation
            Dividend Reinvestment and Stock Purchase Plan
            30 South George Street
            York, Pennsylvania  17401

      All notices to the Administrator shall be addressed to:

            Registrar & Transfer Company
            10 Commerce Drive
            Cranford, NJ 07016

14. Any Shares distributed by the Company on account of stock dividends or splits on Shares held by the Administrator shall be credited to the participant's account. Shares available for issuance pursuant to the Plan shall likewise be adjusted to give effect to stock dividends and splits.
In the event the Company makes available to its shareholders rights to purchase additional Shares or any other securities, or if any party makes a tender offer for Company Shares, each participant shall receive directly any such rights or offer.

15. Neither the Administrator nor the Company shall be liable hereunder for any act performed by it in good faith or for any good faith omission to act, including, without limitation, any claim of liability
(1) arising out of failure to terminate the participant's account; (2) with respect to the prices at which Shares are purchased for the participant's account and the times such purchases are made, the decision whether to purchase Shares of stock on the open market or from the Company, fluctuations in the market value of the Shares, and (3) any matters relating to the operation or management of the Plan.

16. The terms and conditions of the Plan shall be governed by the laws of the Commonwealth of Pennsylvania and the rules and regulations of the Securities and Exchange Commission. The Company reserves the right to alter the terms and conditions of or terminate this Plan at any time upon written notice thereof sent to each participant.





EXHIBIT 5 and 23.2



Paul G. Mattaini, Esquire
Direct Dial Number (717)399-1519




                                           December 29, 1998



Drovers Bancshares Corporation
30 South George Street
York, PA  17401

     Re: Drovers Bancshares Corporation, Inc. (the "Corporation") Dividend Reinvestment and Stock Purchase Plan,
           Registration Statement on Form S-3

Ladies and Gentleman:

     We have acted as counsel to the Corporation in connection with the above-referenced Registration Statement on Form S-3 which is to be filed with respect to the Drovers Bancshares Corporation Dividend Reinvestment and Stock Purchase Plan (the "Plan"), and have examined all documents, transactions and questions of law which we have deemed necessary and appropriate for purposes of rendering the following opinion.

     Based on our examination, it is our opinion that, when the Registration Statement of Form S-3 becomes effective under the Securities Act of 1933, those shares of $3.33 par value Common Stock of the Corporation issued or distributed thereunder and paid for in accordance with the terms of the Plan will be duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the reference to our firm and to this opinion appearing in the prospectus filed as part of the Registration Statement on Form S-3, as well as any amendments or supplements thereto, and we further consent to the use of this opinion as an exhibit to such registration statement.

                                     Sincerely,



                                     BARLEY, SNYDER, SENFT & COHEN. LLC

                                     /s/ Paul G. Mattaini
                                     Paul G. Mattaini





EXHIBIT 23.1


CONSENT OF INDEPENDENT AUDITORS




We have issued our report dated January 16, 1998 accompanying the consolidated financial statements of Drovers Bancshares Corporation and Subsidiaries appearing in the 1997 Annual Report to its shareholders and accompanying the schedules included in the Annual Report on Form 10-K for the year ended December 31, 1997 which are incorporated by reference in this Registration Statement - Form S-3. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts".



/s/ Stambaugh-Ness, P.C.

York, Pennsylvania
December 28, 1998